UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

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M3-Brigade Acquisition II Corp.

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Syniverse FAQs and Responses, distributed on August 20, 2021

FAQS

Business Segments, Products and Services:

Carrier: Global Network Services: Services provide the technical infrastructure for data to transport efficiently and securely in the global mobile ecosystem

(1)	IPX Network: Connects different carrier networks to enable roaming and other services. Syniverse is a global leader with the most carrier connections

(2)	Signaling Solutions: Technical support services/ global mobility enhancement, focused on authorization and identification of mobile subscribers

(3)

Policy and Charging: Customized roaming packages for end users and devices. Example: End User A travels to a foreign country and receives a text upon landing that outlines roaming packages (i.e., $5 / day for unlimited data)

(4)	Real-time Intelligence Solutions: Provide roaming analytics data to carriers

(5)	Private Networks: Private 4G and 5G networks for enterprises

(6)	Evolved Mobility: Enables 3G phones to roam on a 5G network

Carrier: Outsourced Carrier Solutions: Provides back-office services to carrier customers to help them better monetize roaming and A2P message revenue

(1)

Data and Financial Clearing House: Traditional clearing and settlement for inter-carrier roaming charges (i.e., billings, collections and payments amongst carriers). Leading presence in North America and globally

(2)	Billing & Charging Evolution (BCE): The newer standard for data and financial clearing that is better equipped for 5G enabled use cases (e.g. Network slicing)

(3)	Clearing & Settlement for Messaging: Helps carriers validate enterprise identity and better monetize A2P messages based on use case

(4)	Number Portability: Transferring a mobile phone number to a different carrier

Carrier: Messaging Solutions: Services enable the efficient transmission of messages (SMS, MMS, RCS) between carriers

(1)	XMS P2P: Traditional SMS and MMS message delivery services between carriers

(2)	Message Hubbing: Routes messages for global carriers more efficiently. Multinational carriers compensate Syniverse to create and manage connections between carrier networks’

(3)

RCS (rich communications services): Next generation messaging that provides rich messaging features combined with wallet type functionality and interoperability with Apple/Google Pay store. Enabled by chipset and therefore the native client on the device for universal compatibility

Enterprise (A2P / Application to Person Messaging and CPaaS / Communication Platform as a Service): Services bridge enterprise customers to carriers and ultimately to end customers, enabling more interaction with mobile end users and their devices

(1)	US Long Code (10 DLC): Delivery of A2P 10DLC messages (#123-456-7890) from enterprises to end consumers via carrier networks

(2)	A2P Short-Code & International: Delivery of short-code (#12345) and international long code A2P messages from enterprises to end consumers via carrier networks

(3)	CPaaS: Offers companies the ability to develop and embed communications features (voice, text, push, etc.) to enhance the customer / constituent experience and reduce operating expenses

Could you please walk through the competitive advantage of the business?

•

Foundational technology and global connectivity through the IPX network (most connection points with carriers). Long history and relationships with carriers have led to environment of trust and reliability

•	Broad range of products leads to combining and cross-selling of services (ex: DCH and IPX) which in turn leads to strong customer relationships

Customer Concentration:

•

Top 10 customers contributed a lesser percentage of revenue in 2020A when compared to 3 years ago - so diversification of revenues is improving. Revenues historically have been concentrated solely with carriers; as the enterprise business has scaled, some non-carriers have moved into the top 10

Contracts / Renewals:

•	There is little difference between carrier and enterprise in terms of contract structure. Carrier typically has 24-36 month contracts almost all of which have autorenewal clauses

•	Enterprise messages priced by use case. Customers will get benefits for committed volumes

•	CPaaS – monthly reoccurring charge for access to software plus volume-based pricing similar to A2P for delivery and termination

Can you explain the CPaaS Enterprise growth rates and revenue projections?

•	The Company forecasts 40% revenue CAGR from 2020-2025 in CPaaS, in line with industry expectations

Does Syniverse compete with Twilio on CPaaS?

•	No, they approach the market from different perspectives. Twilio sells to developers, Syniverse sells to large enterprises using a high touch / white glove approach

How does OTT messaging impact the business?

•	OTT does impact message volumes, but Syniverse’s growth rates are projected to remain positive due to the continued strong overall industry growth rates

Direct Margin Composition & Trends:

•

Direct profit margin is revenues less variable direct product costs including message termination fees (message termination fees are 85% of FY20A variable direct product costs for enterprise), revenue share, and variable data processing costs

•

Enterprise direct profit margin (30% – 32%): A2P messaging direct margin depends on message use case. Time sensitive and/or mission-critical A2P messages command a higher price due to the sensitive nature and reliability requirements of these messages

•	Carrier direct profit margin (84-86%): High direct margin due to low product-specific costs associated with volume-based revenue (Syniverse’s network is fixed and direct costs limited)

CapEx Drivers and Trends:

•	Capex has historically been 7% of revenue; not a capex heavy business relative to mobile telco carriers; existing IPX network does not require heavy capex maintenance spending

•	Capex as a % of revenue is expected to marginally increase over the next 1-2 years to support enterprise growth

Relationship and Operational Agreement with Twilio / Impact to Projections:

•

The Twilio investment and SPAC transaction are interconnected. The Twilio investment was agreed to in March with the agreement to invest $500-750mm; the commitment contemplated Syniverse merging with a SPAC and raising sufficient additional cash to reduce debt by $1 billion

•	Twilio to clear a substantial majority of its North American message volume through Syniverse via a wholesale agreement. The initial term of the agreement is 3 years

•	Pricing will reflect the incremental message traffic directed to Syniverse as part of the agreement

•	Twilio wholesale agreement projected to commence 2022. Forecast does not include potential upside from incremental international A2P volumes, or the potential for joint GTM reseller agreement

M&A Opportunities:

•	While there is no M&A in the pipeline, the increase in free cash flow will allow the company to explore quality inorganic growth opportunities

Please explain your views on valuation.

•

A 12x valuation for the overall business is reasonable due to the high growth enterprise business which more than supports a 12x 2022 EBITDA valuation; enterprise revenue CAGR is projected to be 27% in 2020-2025 and the overall projected revenue CAGR is 14% which drives the 15% projected EBITDA CAGR

In terms of valuation – who do you think are the closest investment comps?

•

[Page 30 of investor deck] We have identified two comp sets – transaction processing peers and communication tech peers. Transaction processing companies provide mission critical services and their businesses are highly scalable, similar to Syniverse. The enterprise segment is forecast to grow at 25% for A2P and 40% for CPaaS, which is line with comm tech peers; by 2025, the enterprise segment is projected to account for more than 50% of revenues.

Important Information about the Transaction and Where to Find It

In connection with the proposed transaction, M3-Brigade Acquisition II Corp. (the “Company”) intends to file a preliminary proxy statement and a definitive proxy statement with the SEC. The Company’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement, the amendments thereto, and the definitive proxy statement and documents incorporated by reference therein filed in connection with the proposed transaction, as these materials will contain important information about the Company, Syniverse Corporation (“Syniverse”) and the proposed transaction. When available, the definitive proxy statement will be mailed to the stockholders of the Company as of a record date to be established for voting on the proposed transaction. Stockholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s website at http://www.sec.gov, or by directing a request to: M3-Brigade Acquisition II Corp., 1700 Broadway – 19th Floor, New York, New York 10019.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies of the Company’s stockholders with respect to the proposed transaction. A list of those directors and executive officers and a description of their interests in the Company will be filed in the proxy statement for the proposed transaction and available at www.sec.gov. Additional information regarding the interests of such participants will be contained in the proxy statement for the proposed transaction when available.

Syniverse and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. A list of the names of such directors and executive officers and information regarding their interests in the proposed transaction will be included in the proxy statement for the proposed business combination.

No Offer or Solicitation

This communication shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended.

Forward Looking Statements

This communication may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates and projections of the businesses of the Company or Syniverse may differ from their actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “would,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance of the Company and Syniverse and anticipated financial impacts of the proposed transaction, the satisfaction of the closing conditions to the proposed transaction and the timing of the completion of the proposed transaction.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve significant risks and uncertainties, that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of the Company and Syniverse and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement and plan of merger with respect to the proposed transaction (the “Merger Agreement”); (2) the outcome of any legal proceedings that may be instituted against the parties following the announcement of the Merger Agreement and the proposed transaction; (3) the inability to complete the proposed transaction, including due to failure to obtain approval of the stockholders of the Company or other conditions to closing contained in the Merger Agreement; (4) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or could otherwise cause the proposed transaction to fail to close; (5) the receipt of an unsolicited offer from another party for an alternative transaction that could interfere with the proposed transaction; (6) the inability to obtain or maintain the listing of the post-acquisition company’s common shares on the New York Stock Exchange following the proposed transaction; (7) volatility in the price of the Company’s securities due to a variety of factors, including changes in the competitive industries in which Syniverse plans to operate, variations in performance across competitors and changes in laws and regulations affecting Syniverse’s business; (8) the risk that the proposed transaction disrupts current plans and operations of the Company as a result of the announcement and consummation of the proposed transaction; (9) the ability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers, vendors and suppliers and retain its management and key employees; (10) costs related to the proposed transaction; (11) changes in applicable laws or regulations; (12) the possibility that Syniverse may be adversely affected by other economic, business, financial, political, legal and/or competitive factors; and (13) other risks and uncertainties indicated from time to time in the Company’s Quarterly Reports on Form 10-Q and the proxy statement discussed above, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by the Company.

The Company cautions that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Syniverse and the Company do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.